Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2026 SECOND QUARTER RESULTS

Met or Exceeded Guidance on Nearly All Metrics Provided

Gross Margins Improved Sequentially Following First Quarter Trough

2% Year-Over-Year Increase in Total Domestic Contracts

$442 Million of Total Liquidity Well in Excess of Our Target Range

MATAWAN, NJ, May 21, 2026 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2026.

The Company is saddened by the passing of Edward A. Kangas, whose leadership and dedication to Hovnanian spanned many years. As our longest-serving independent director, Chair of the Audit Committee, and Lead Independent Director, Ed provided valued judgment, integrity, and steady guidance to our Board and management team. Beyond his many professional contributions, he was also a trusted friend who will be deeply missed by all who knew him. The Board of Directors and everyone at the Company extend their heartfelt condolences to his family.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2026:

•         Totalrevenues were$667.6 million in thesecond quarter of fiscal 2026, which was within the guidance range we provided, compared with $686.5 million inthesame quarter of the prior year. For the six months ended April 30, 2026, total revenues were $1.30 billion compared with $1.36 billion in the first half of fiscal 2025.

•         Domestic unconsolidated joint ventures sale of homes revenues for the second quarter of fiscal 2026was $125.9 million (181 homes) compared with $144.5 million (207 homes) for the three months ended April 30, 2025. For the first half of fiscal 2026, domestic unconsolidated joint ventures sale of homes revenues was $198.3 million (299 homes) compared with $276.3 million (404 homes) in the six months ended April 30, 2025.

•         Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was10.2% forthethree months ended April 30, 2026,compared with13.8% during the second quartera year ago. In the first six months of fiscal 2026, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 10.2% compared with 14.5% in the same period of the prior fiscal year.

•         Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was14.3%during the fiscal 2026second quarter, which was above the high end of the guidance range we provided, compared with 17.3% in last year’s second quarter. Gross margins on both a GAAP and non-GAAP basis improved sequentially in the second quarter as margins rebounded from the first quarter trough. For the six months ended April 30, 2026, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 13.9% compared with 17.8% in the first six months of the previous fiscal year.

•         Total SG&A was $84.0million, or12.6% of total revenues, in the second quarter of fiscal 2026, which was at the better end of the guidance range we provided, compared with $80.6million, or 11.7% of total revenues,in the second quarter of fiscal 2025. Total SG&A was $168.0 million, or 12.9% of total revenues, in the first six months of fiscal 2026 compared with $167.5 million, or 12.3% of total revenues, in the first half of the previous fiscal year.

•         Total interest expensewas $28.5 million, or 4.3% of total revenues,for the second quarter of fiscal 2026, compared with $29.1 million, or 4.2% of total revenues,for thesecond quarter of fiscal 2025. For the six months ended April 30, 2026, total interest expense as a percent of total revenues was 4.4% compared with 4.3% in the first half of the previous fiscal year.

•         Income before income taxes for the second quarter of fiscal 2026was$0.3millioncompared with$26.5million in thesecond quarter of the prior fiscal year. For the first half of fiscal 2026, income before income taxes was $29.0 million compared with $66.4 million during the first six months of the prior fiscal year.

•         Income before income taxes,excluding land-related charges,was $9.1million in the second quarter of fiscal 2026, which was near the high end of the guidance range we provided, compared with income before these items of $29.2 million in the second quarter of fiscal 2025. For the six months ended April 30, 2026, income before income taxes excluding land-related charges and gain on extinguishment of debt, net was $40.2 million compared with income before these items of $70.1 million in the same period of fiscal 2025.

•         Net losswas$0.6million, or $0.46per diluted common share, for the three months ended April 30, 2026, compared with net income of $19.7million, or $2.43per diluted common share, in thesame period of the previous fiscal year. For the first six months of fiscal 2026, net income was $20.3 million, or $2.20 per diluted common share, compared with net income of $47.9 million, or $6.02 per diluted common share, during the first half of fiscal 2025.

•         EBITDA was$32.3million for the second quarter of fiscal 2026 compared with $58.6 million for the second quarter of the prior year. For the first half of fiscal 2026, EBITDA was $93.1 million compared with $129.7 million in the same period of the prior year.

•         Adjusted EBITDA was $41.1 million for the quarter ended April 30, 2026, which was above the guidance range we provided, compared with $61.3 million in the second quarter of the prior fiscal year. For the first half of fiscal 2026, adjusted EBITDA was $104.2 million compared with $133.4 million in the same period of the prior year.

•         Consolidated domestic contracts(1) in the second quarter of fiscal 2026increased1.0% to1,412homes ($759.9 million) compared with 1,398 homes($706.6 million) in the same quarter last year.Domestic contracts, including domestic unconsolidated joint ventures, for the three months ended April 30, 2026, increased 2.3% to 1,667 homes ($938.2 million) compared with 1,629 homes ($856.1 million) in the second quarter of fiscal 2025.

•         As of April 30, 2026, the number of consolidated domestic communities was 125, unchanged from April 30, 2025. Including domestic unconsolidated joint ventures, domestic community count was also unchanged year over year at 148 as of April 30, 2026.

•         Consolidated domestic contracts per community increased 0.9% year-over-year to 11.3 in the second quarter of fiscal 2026, compared to 11.2 in the same quarter of fiscal 2025. When including domestic unconsolidated joint ventures, domestic contracts per community increased 2.7% to 11.3 for the three months ended April 30, 2026, compared with 11.0 in the prior-year period.

•         The dollar value of consolidated domestic contract backlog, as of April 30, 2026, decreased 5.0% to $938.4 million compared with $988.2 million as of April 30, 2025. The dollar value of domestic contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2026, decreased 4.5% to $1.23 billion compared with $1.29 billion as of April 30, 2025. The year-over-year decrease in domestic backlog dollars is partly due to increased sales of quick move in homes (QMIs), which are typically in backlog for a very short period of time.

•         The gross domestic contract cancellation rate for consolidated contracts was 17% for the quarter ended April 30, 2026, compared with 15% in the fiscal 2025 second quarter. The gross domestic contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 15% for the second quarter of fiscal 2026 compared with 14% in the second quarter of the prior year.

•         For the trailing twelve-month period our net income return on inventory was 2.1% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 15.9%. For the most recently reported trailing twelve-month periods, we believe we had the highest Adjusted EBIT ROI compared to nine of our publicly traded midsized homebuilder peers.

(1)When we refer to “domestic” deliveries, contracts, communities or backlog, we are excluding results from our multi-community KSA operations.

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2026:

•         During the second quarter of fiscal 2026, domestic land and land development spending was $232.3 million compared with $219.8 million in the same quarter one year ago. For the first half of fiscal 2026, domestic land and land development spending was $413.0 million compared with $467.4 million in the same period one year ago. We are gaining momentum in new land opportunities that meet our financial thresholds in this difficult environment.

•         Total liquidity as of April 30, 2026, was $442.0 million, which was significantly above our target liquidity range of $170 million to $245 million.

•         During the second quarter of fiscal 2026, we repurchased 90,507 shares of common stock, or 1.8% of Class A common stock as of January 31, 2026, for $9.5 million or an average price of $104.60 per share.

•         In the second quarter of fiscal 2026, approximately 1,400 lots were put under option or acquired in 25 domestic consolidated communities.

•         As of April 30, 2026, our total domestic controlled consolidated lots were 33,632 compared with 42,440 lots at the end of the previous fiscal year’s second quarter. Continuing our land-light strategic focus, 86% of our lots were optioned at the end of the second quarter of fiscal 2026. Based on trailing twelve-month deliveries, the current position equaled 6.5 years’ supply.

•         Total domestic QMIs as of April 30, 2026, were 731, a decline of 31.9% compared with 1,073 as of April 30, 2025, illustrating our efforts to match our starts with our sales pace. This equates to 5.8 QMIs per community as of April 30, 2026. Total domestic finished QMIs as of April 30, 2026, were 137, a decline of 54.9% compared with 304 as of April 30, 2025.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the third quarter of fiscal 2026. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $112.44 on April 30, 2026.

For the third quarter of fiscal 2026, total revenues are expected to be between $650 million and $750 million, adjusted homebuilding gross margin is expected to be between 14.0% and 15.0%, adjusted income before income taxes is expected to be between breakeven and $10 million and adjusted EBITDA is expected to be between $30 million and $40 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Despite a choppy month-to-month sales environment during the quarter, we delivered results that were above or within our guidance ranges for total revenues, gross margin, SG&A ratio, adjusted EBITDA and adjusted income before income taxes,” said Ara K. Hovnanian, Chairman of the Board and Chief Executive Officer. “Overall, our performance reflects the resilience of our operating model and our team’s ability to execute in an unsettled market. Furthermore, our gross margins improved sequentially in the second quarter, marking early progress toward normalization after bottoming in the first quarter.”

Mr. Hovnanian continued, “We began our second quarter with encouraging sales momentum, but escalating geopolitical tensions, particularly the war in Iran, reignited inflation concerns and caused many homebuyers to hesitate. While demand remained uneven, we stayed focused on managing pace, pricing, and costs. Our priority continues to be the prudent deployment of capital – deliberately maintaining ample liquidity, working through older, lower-margin lots, selectively investing in new land opportunities that underwrite in today’s environment, and opportunistically returning capital to shareholders through share repurchases.”

“In today’s environment, it’s difficult to provide meaningful visibility beyond the next quarter. However, if current housing conditions continue, we expect a significant step-up in our fourth quarter performance, particularly in volume and gross margins, driven by deliveries from newer communities. While week-to-week demand can be volatile, we are encouraged by current trends and believe the Company is well positioned to close out the year with strong momentum,” Mr. Hovnanian concluded.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2026 second quarter results conference call at 11:00 a.m. E.T. on Thursday, May 21, 2026. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and gain on extinguishment of debt, net (“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs and gain on extinguishment of debt, net (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net (loss) income. The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net (loss) income are presented in tables attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income (loss) return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net income (loss) return on inventory are presented in a table attached to this earnings release.

Total liquidity is comprised of $310.9 million of cash and cash equivalents, $6.1 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of April 30, 2026.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries and changes in immigration laws or the enforcement thereof and trends in labor migration; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural or man-made disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability; (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning the development of land, the home building, sales and customer financing processes, tax laws and environmental, health and safety matters; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2026 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
April 30, 2026
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Total revenues	$667,645	$686,471	$1,299,597	$1,360,094
Costs and expenses (1)	666,200	669,383	1,272,890	1,312,348
Gain on extinguishment of debt, net	-	399	-	399
(Loss) income from unconsolidated joint ventures	(1,106)	9,043	2,334	18,248
Income before income taxes	339	26,530	29,041	66,393
Provision for income taxes	934	6,804	8,777	18,476
Net (loss) income	(595)	19,726	20,264	47,917
Less: (loss) income attributable to noncontrolling interest	(311)	-	(311)	-
Net (loss) income attributable to Hovnanian Enterprises, Inc.	(284)	19,726	20,575	47,917
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net (loss) income available to common stockholders	$(2,953)	$17,057	$15,237	$42,579

Per share data:
Basic:
Net (loss) income per common share	$(0.46)	$2.64	$2.36	$6.53
Weighted average number of common shares outstanding	6,416	6,411	6,453	6,464
Assuming dilution:
Net (loss) income per common share	$(0.46)	$2.43	$2.20	$6.02
Weighted average number of common shares outstanding	6,416	6,951	6,909	7,011

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2026
Reconciliation of income before income taxes excluding land-related charges and gain on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Income before income taxes	$339	$26,530	$29,041	$66,393
Inventory impairments and land option write-offs	8,750	3,056	11,109	4,096
Gain on extinguishment of debt, net	-	(399)	-	(399)
Income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$9,089	$29,187	$40,150	$70,090

(1) Income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
April 30, 2026
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Sale of homes	$604,188	$650,314	$1,179,947	$1,297,228
Cost of sales, excluding interest expense and land charges (1)	517,665	537,600	1,016,078	1,066,345
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	86,523	112,714	163,869	230,883
Cost of sales interest expense, excluding land sales interest expense	15,872	19,938	32,439	38,676
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	70,651	92,776	131,430	192,207
Land charges	8,750	3,056	11,109	4,096
Homebuilding gross margin	$61,901	$89,720	$120,321	$188,111

Homebuilding gross margin percentage	10.2%	13.8%	10.2%	14.5%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	14.3%	17.3%	13.9%	17.8%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	11.7%	14.3%	11.1%	14.8%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Land and lot sales	$33,502	$12,604	$68,214	$19,430
Cost of sales, excluding interest	13,396	5,689	24,614	10,234
Land and lot sales gross margin, excluding interest	20,106	6,915	43,600	9,196
Land and lot sales interest expense	94	-	118	618
Land and lot sales gross margin, including interest	$20,012	$6,915	$43,482	$8,578

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairments and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2026
Reconciliation of adjusted EBITDA to net (loss) income
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Net (loss) income	$(595)	$19,726	$20,264	$47,917
Provision for income taxes	934	6,804	8,777	18,476
Interest expense	28,456	29,083	57,205	57,956
EBIT (1)	28,795	55,613	86,246	124,349
Depreciation and amortization	3,542	3,023	6,813	5,321
EBITDA (2)	32,337	58,636	93,059	129,670
Inventory impairments and land option write-offs	8,750	3,056	11,109	4,096
Gain on extinguishment of debt, net	-	(399)	-	(399)
Adjusted EBITDA (3)	$41,087	$61,293	$104,168	$133,367

Interest incurred	$31,795	$29,832	$61,362	$59,687

Adjusted EBITDA to interest incurred	1.29	2.05	1.70	2.23

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
April 30, 2026
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$43,397	$52,884	$43,263	$57,671
Plus: interest incurred	31,795	29,832	61,362	59,687
Less: interest expensed	(28,456)	(29,083)	(57,205)	(57,956)
Less: interest contributed to unconsolidated joint ventures (1)	-	-	(1,109)	(5,769)
Plus: interest acquired from unconsolidated joint ventures (2)	-	-	425	-
Interest capitalized at end of period (3)	$46,736	$53,633	$46,736	$53,633

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the six months ended April 30, 2026 and 2025, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets acquired from a joint venture closed out during the six months ended April 30, 2026. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

Hovnanian Enterprises, Inc.
April 30, 2026
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(in thousands)

	For the quarter ended				TTM ended
	7/31/2025	10/31/2025	1/31/2026	4/30/2026	4/30/2026
Net income (loss)	$16,615	$(667)	$20,859	$(595)	$36,212

	As of					Five Quarter
	4/30/2025	7/31/2025	10/31/2025	1/31/2026	4/30/2026	Average
Total inventories	$1,743,965	$1,692,932	$1,637,470	$1,647,970	$1,723,587	$1,689,185
Return on Inventory						2.1%

	For the quarter ended				TTM ended
	7/31/2025	10/31/2025	1/31/2026	4/30/2026	4/30/2026
Net income (loss)	$16,615	$(667)	$20,859	$(595)	$36,212
Provision for income taxes	7,187	(3,441)	7,843	934	12,523
Interest expense	34,017	34,443	28,749	28,456	125,665
EBIT (1)	57,819	30,335	57,451	28,795	174,400
Inventory impairments and land option write-offs	16,045	19,430	2,359	8,750	46,584
Loss on extinguishment of debt, net	-	33,512	-	-	33,512
Adjusted EBIT (2)	$73,864	$83,277	$59,810	$37,545	$254,496

	As of
	4/30/2025	7/31/2025	10/31/2025	1/31/2026	4/30/2026
Total inventories	$1,743,965	$1,692,932	$1,637,470	$1,647,970	$1,723,587
Less Liabilities from inventory not owned, net of debt issuance costs	(173,098)	(236,644)	(244,723)	(235,945)	(253,441)
Less Interest capitalized at end of period	(53,633)	(48,139)	(43,263)	(43,397)	(46,736)
Plus Investments in and advances to unconsolidated joint ventures	183,461	218,356	163,469	146,631	148,480
Plus Goodwill	-	-	-	31,705	31,705	Five Quarter Average
Adjusted Investment (3)	$1,700,695	$1,626,505	$1,512,953	$1,546,964	$1,603,595	$1,598,142
Adjusted EBIT Return on Adjusted Investment (4)						15.9%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs and loss on extinguishment of debt, net.

(3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.

(4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income (loss) to total inventories.

  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	April 30,	October 31,
	2026	2025
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$310,925	$272,772
Restricted cash and cash equivalents	9,935	12,608
Inventories:
Sold and unsold homes and lots under development	1,196,930	1,132,798
Land and land options held for future development or sale	157,536	171,793
Consolidated inventory not owned	369,121	332,879
Total inventories	1,723,587	1,637,470
Investments in and advances to unconsolidated joint ventures	148,480	163,469
Receivables, deposits and notes, net	47,368	26,454
Property and equipment, net	56,011	50,539
Goodwill	31,705	-
Deferred tax assets, net	222,166	229,617
Prepaid expenses and other assets	120,161	89,773
Total homebuilding	2,670,338	2,482,702

Financial services	158,486	151,211

Total assets	$2,828,824	$2,633,913

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$32,704	$29,494
Accounts payable and other liabilities	457,147	438,920
Customers’ deposits	206,142	46,376
Liabilities from inventory not owned, net of debt issuance costs	253,441	244,723
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	901,899	900,718
Accrued interest	12,875	11,874
Total homebuilding	1,864,208	1,672,105

Financial services	137,023	130,873

Total liabilities	2,001,231	1,802,978

Equity:
Hovnanian Enterprises Inc. stockholders’ equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2026 and October 31, 2025	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,590,318 shares at April 30, 2026 and 6,503,722 shares at October 31, 2025	66	65
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 812,677 shares at April 30, 2026 and 812,410 shares at October 31, 2025	8	8
Paid in capital - common stock	754,652	757,391
Retained earnings	142,563	127,326
Treasury stock - at cost – 1,523,992 shares of Class A common stock at April 30, 2026 and 1,348,087 shares at October 31, 2025; 27,669 shares of Class B common stock at April 30, 2026 and October 31, 2025	(207,699)	(189,154)
Total Hovnanian Enterprises, Inc. stockholders’ equity	824,889	830,935
Noncontrolling interest	2,704	-
Total equity	827,593	830,935
Total liabilities and equity	$2,828,824	$2,633,913

(1)        Derived from the audited balance sheet as of October 31, 2025

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Six Months Ended April 30,
	2026	2025	2026	2025
Revenues:
Homebuilding:
Sale of homes	$604,188	$650,314	$1,179,947	$1,297,228
Land sales and other revenues	40,059	14,839	77,244	24,606
Total homebuilding	644,247	665,153	1,257,191	1,321,834
Financial services	23,398	21,318	42,406	38,260
Total revenues	667,645	686,471	1,299,597	1,360,094

Expenses:
Homebuilding:
Cost of sales, excluding interest	531,061	543,289	1,040,692	1,076,579
Cost of sales interest	15,966	19,938	32,557	39,294
Inventory impairments and land option write-offs	8,750	3,056	11,109	4,096
Total cost of sales	555,777	566,283	1,084,358	1,119,969
Selling, general and administrative	56,998	51,064	107,279	105,317
Total homebuilding expenses	612,775	617,347	1,191,637	1,225,286

Financial services	13,361	12,891	26,596	26,328
Corporate general and administrative	26,999	29,500	60,717	62,192
Other interest	12,490	9,145	24,648	18,662
Other expense (income), net (1)	575	500	(30,708)	(20,120)
Total expenses	666,200	669,383	1,272,890	1,312,348
Gain on extinguishment of debt, net	-	399	-	399
(Loss) income from unconsolidated joint ventures	(1,106)	9,043	2,334	18,248
Income before income taxes	339	26,530	29,041	66,393
Provision for income taxes	934	6,804	8,777	18,476
Net (loss) income	(595)	19,726	20,264	47,917
Less: net (loss) income attributable to noncontrolling interest	(311)	-	(311)	-
Net (loss) income attributable to Hovnanian Enterprises, Inc.	(284)	19,726	20,575	47,917
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net (loss) income available to common stockholders	$(2,953)	$17,057	$15,237	$42,579

Per share data:
Basic:
Net (loss) income per common share	$(0.46)	$2.64	$2.36	$6.53
Weighted-average number of common shares outstanding	6,416	6,411	6,453	6,464
Assuming dilution:
Net (loss) income per common share	$(0.46)	$2.43	$2.20	$6.02
Weighted-average number of common shares outstanding	6,416	6,951	6,909	7,011

 (1) Includes $26.8 million gain on consolidation of joint ventures for the six months ended April 30, 2026, and $22.7 million gain on contribution of assets to a joint venture for the six months ended April 30, 2025, respectively.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1) Three Months Ended April 30,			Deliveries Three Months Ended April 30,			Contract Backlog April 30,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast
(DE, MD, NJ, OH, PA, VA, WV)	Home	539	497	8.5%	386	450	(14.2)%	775	824	(5.9)%
	Dollars	$299,449	$261,796	14.4%	$216,714	$256,415	(15.5)%	$451,132	$506,850	(11.0)%
	Avg. Price	$555,564	$526,753	5.5%	$561,435	$569,811	(1.5)%	$582,106	$615,109	(5.4)%
Southeast
(FL, GA, SC)	Home	166	168	(1.2)%	149	153	(2.6)%	212	266	(20.3)%
	Dollars	$81,333	$83,871	(3.0)%	$73,193	$74,603	(1.9)%	$120,014	$155,904	(23.0)%
	Avg. Price	$489,958	$499,232	(1.9)%	$491,228	$487,601	0.7%	$566,104	$586,105	(3.4)%
West
(AZ, CA, TX)	Home	707	733	(3.5)%	599	682	(12.2)%	626	621	0.8%
	Dollars	$379,146	$360,952	5.0%	$314,281	$319,296	(1.6)%	$367,249	$325,472	12.8%
	Avg. Price	$536,274	$492,431	8.9%	$524,676	$468,176	12.1%	$586,660	$524,110	11.9%
Domestic Subtotal
	Home	1,412	1,398	1.0%	1,134	1,285	(11.8)%	1,613	1,711	(5.7)%
	Dollars	$759,928	$706,619	7.5%	$604,188	$650,314	(7.1)%	$938,395	$988,226	(5.0)%
	Avg. Price	$538,193	$505,450	6.5%	$532,794	$506,081	5.3%	$581,770	$577,572	0.7%
HOV Global (2)
(Kingdom of Saudi Arabia)	Home	19	0	0.00%	0	0	0.00%	765	0	0.00%
	Dollars	$4,497	$0	0.00%	$0	$0	0.00%	$185,964	$0	0.00%
	Avg. Price	$236,684	$0	0.00%	$0	$0	0.00%	$243,090	$0	0.00%
Consolidated Total
	Home	1,431	1,398	2.4%	1,134	1,285	(11.8)%	2,378	1,711	39.0%
	Dollars	$764,425	$706,619	8.2%	$604,188	$650,314	(7.1)%	$1,124,359	$988,226	13.8%
	Avg. Price	$534,189	$505,450	5.7%	$532,794	$506,081	5.3%	$472,817	$577,572	(18.1)%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	255	231	10.4%	181	207	(12.6)%	404	427	(5.4)%
	Dollars	$178,319	$149,477	19.3%	$125,914	$144,495	(12.9)%	$291,763	$299,857	(2.7)%
	Avg. Price	$699,290	$647,087	8.1%	$695,657	$698,043	(0.3)%	$722,186	$702,241	2.8%
Grand Total
	Home	1,686	1,629	3.5%	1,315	1,492	(11.9)%	2,782	2,138	30.1%
	Dollars	$942,744	$856,096	10.1%	$730,102	$794,809	(8.1)%	$1,416,122	$1,288,083	9.9%
	Avg. Price	$559,160	$525,535	6.4%	$555,211	$532,714	4.2%	$509,030	$602,471	(15.5)%

KSA JV Only
	Home	0	95	(100.0)%	0	0	0.00%	0	569	(100.0)%
	Dollars	$0	$24,660	(100.0)%	$0	$0	0.00%	$0	$139,292	(100.0)%
	Avg. Price	$0	$259,579	(100.0)%	$0	$0	0.00%	$0	$244,801	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) In the first quarter of fiscal 2026, we acquired a controlling financial interest in a previously unconsolidated joint venture in the Kingdom of Saudi Arabia ("KSA").

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “(Loss) income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1) Six Months Ended April 30,			Deliveries Six Months Ended April 30,			Contract Backlog April 30,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (2) (3)
(DE, MD, NJ, OH, PA, VA, WV)	Home	951	937	1.5%	803	895	(10.3)%	775	824	(5.9)%
	Dollars	$525,909	$513,432	2.4%	$456,516	$538,063	(15.2)%	$451,132	$506,850	(11.0)%
	Avg. Price	$553,006	$547,953	0.9%	$568,513	$601,188	(5.4)%	$582,106	$615,109	(5.4)%
Southeast (3)
(FL, GA, SC)	Home	348	304	14.5%	307	277	10.8%	212	266	(20.3)%
	Dollars	$172,673	$159,970	7.9%	$147,424	$126,040	17.0%	$120,014	$155,904	(23.0)%
	Avg. Price	$496,187	$526,217	(5.7)%	$480,208	$455,018	5.5%	$566,104	$586,105	(3.4)%
West (2) (4)
(AZ, CA, TX)	Home	1,355	1,362	(0.5)%	1,123	1,367	(17.8)%	626	621	0.8%
	Dollars	$726,181	$676,484	7.3%	$576,007	$633,125	(9.0)%	$367,249	$325,472	12.8%
	Avg. Price	$535,927	$496,684	7.9%	$512,918	$463,149	10.7%	$586,660	$524,110	11.9%
Domestic Subtotal
	Home	2,654	2,603	2.0%	2,233	2,539	(12.1)%	1,613	1,711	(5.7)%
	Dollars	$1,424,763	$1,349,886	5.5%	$1,179,947	$1,297,228	(9.0)%	$938,395	$988,226	(5.0)%
	Avg. Price	$536,836	$518,589	3.5%	$528,413	$510,921	3.4%	$581,770	$577,572	0.7%
HOV Global (5)
(Kingdom of Saudi Arabia)	Home	19	0	0.00%	0	0	0.00%	765	0	0.00%
	Dollars	$4,497	$0	0.00%	$0	$0	0.00%	$185,964	$0	0.00%
	Avg. Price	$236,684	$0	0.00%	$0	$0	0.00%	$243,090	$0	0.00%
Consolidated Total
	Home	2,673	2,603	2.7%	2,233	2,539	(12.1)%	2,378	1,711	39.0%
	Dollars	$1,429,260	$1,349,886	5.9%	$1,179,947	$1,297,228	(9.0)%	$1,124,359	$988,226	13.8%
	Avg. Price	$534,703	$518,589	3.1%	$528,413	$510,921	3.4%	$472,817	$577,572	(18.1)%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	378	426	(11.3)%	299	404	(26.0)%	404	427	(5.4)%
(2) (3) (4) (6)	Dollars	$260,465	$276,962	(6.0)%	$198,305	$276,271	(28.2)%	$291,763	$299,857	(2.7)%
	Avg. Price	$689,061	$650,146	6.0%	$663,227	$683,839	(3.0)%	$722,186	$702,241	2.8%
Grand Total
	Home	3,051	3,029	0.7%	2,532	2,943	(14.0)%	2,782	2,138	30.1%
	Dollars	$1,689,725	$1,626,848	3.9%	$1,378,252	$1,573,499	(12.4)%	$1,416,122	$1,288,083	9.9%
	Avg. Price	$553,827	$537,091	3.1%	$544,333	$534,658	1.8%	$509,030	$602,471	(15.5)%

KSA JV Only
	Home	23	293	(92.2)%	0	0	0.00%	0	569	(100.0)%
	Dollars	$5,690	$74,932	(92.4)%	$0	$0	0.00%	$0	$139,292	(100.0)%
	Avg. Price	$247,391	$255,741	(3.3)%	$0	$0	0.00%	$0	$244,801	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Includes 67 homes and $53.3 million and 3 homes and $1.3 million of contract backlog related to the assets and liabilities in the Northeast and West segments, respectively, that were acquired from a joint venture the company closed out during the three months ended January 31, 2026.

(3) Includes 71 homes and $54.7 million and 49 homes and $32.9 million of contract backlog related to the assets and liabilities in the Northeast and Southeast segments, respectively, that were contributed to a joint venture the company entered into during the three months ended January 31, 2026.

(4) Includes 8 homes and $5.0 million of contract backlog related to the assets and liabilities in the West segment that were contributed to a joint venture the company entered into during the three months ended January 31, 2025.

(5) Includes 746 homes and $181.5 million of contract backlog related to the assets and liabilities acquired from the unconsolidated KSA JV, which the company consolidated during the three months ended January 31, 2026.

(6) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “(Loss) income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1) Three Months Ended April 30,			Deliveries Three Months Ended April 30,			Contract Backlog April 30,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast
(Unconsolidated Joint Ventures)	Home	125	138	(9.4)%	112	117	(4.3)%	245	303	(19.1)%
(Excluding KSA JV)	Dollars	$93,997	$86,848	8.2%	$79,193	$89,824	(11.8)%	$185,242	$207,233	(10.6)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$751,976	$629,333	19.5%	$707,080	$767,726	(7.9)%	$756,090	$683,937	10.5%
Southeast
(Unconsolidated Joint Ventures)	Home	74	69	7.2%	37	74	(50.0)%	120	101	18.8%
(FL, GA, SC)	Dollars	$46,009	$49,410	(6.9)%	$30,047	$46,138	(34.9)%	$77,330	$79,906	(3.2)%
	Avg. Price	$621,743	$716,087	(13.2)%	$812,081	$623,486	30.2%	$644,417	$791,149	(18.5)%
West
(Unconsolidated Joint Ventures)	Home	56	24	133.3%	32	16	100.0%	39	23	69.6%
(AZ, CA, TX)	Dollars	$38,313	$13,219	189.8%	$16,674	$8,533	95.4%	$29,191	$12,718	129.5%
	Avg. Price	$684,161	$550,792	24.2%	$521,063	$533,313	(2.3)%	$748,487	$552,937	35.4%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	255	231	10.4%	181	207	(12.6)%	404	427	(5.4)%
	Dollars	$178,319	$149,477	19.3%	$125,914	$144,495	(12.9)%	$291,763	$299,857	(2.7)%
	Avg. Price	$699,290	$647,087	8.1%	$695,657	$698,043	(0.3)%	$722,186	$702,241	2.8%

KSA JV Only
	Home	0	95	(100.0)%	0	0	0.00%	0	569	(100.0)%
	Dollars	$0	$24,660	(100.0)%	$0	$0	0.00%	$0	$139,292	(100.0)%
	Avg. Price	$0	$259,579	(100.0)%	$0	$0	0.00%	$0	$244,801	(100.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) In the first quarter of fiscal 2026, we acquired a controlling financial interest in a previously unconsolidated joint venture in the Kingdom of Saudi Arabia ("KSA").

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “(Loss) income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1) Six Months April 30,			Deliveries Six Months Ended April 30,			Contract Backlog April 30,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	197	255	(22.7)%	183	226	(19.0)%	245	303	(19.1)%
(Excluding KSA JV)	Dollars	$143,641	$165,577	(13.2)%	$123,005	$170,714	(27.9)%	$185,242	$207,233	(10.6)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$729,142	$649,322	12.3%	$672,158	$755,372	(11.0)%	$756,090	$683,937	10.5%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	107	136	(21.3)%	65	153	(57.5)%	120	101	18.8%
(FL, GA, SC)	Dollars	$69,434	$92,400	(24.9)%	$47,978	$92,986	(48.4)%	$77,330	$79,906	(3.2)%
	Avg. Price	$648,916	$679,412	(4.5)%	$738,123	$607,752	21.5%	$644,417	$791,149	(18.5)%
West (2) (4)
(Unconsolidated Joint Ventures)	Home	74	35	111.4%	51	25	104.0%	39	23	69.6%
(AZ, CA, TX)	Dollars	$47,390	$18,985	149.6%	$27,322	$12,571	117.3%	$29,191	$12,718	129.5%
	Avg. Price	$640,405	$542,429	18.1%	$535,725	$502,840	6.5%	$748,487	$552,937	35.4%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4) (5)	Home	378	426	(11.3)%	299	404	(26.0)%	404	427	(5.4)%
	Dollars	$260,465	$276,962	(6.0)%	$198,305	$276,271	(28.2)%	$291,763	$299,857	(2.7)%
	Avg. Price	$689,061	$650,146	6.0%	$663,227	$683,839	(3.0)%	$722,186	$702,241	2.8%

KSA JV Only
	Home	23	293	(92.2)%	0	0	0.00%	0	569	(100.0)%
	Dollars	$5,690	$74,932	(92.4)%	$0	$0	0.00%	$0	$139,292	(100.0)%
	Avg. Price	$247,391	$255,741	(3.3)%	$0	$0	0.00%	$0	$244,801	(100.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Includes 67 homes and $53.3 million and 3 homes and $1.3 million of contract backlog related to the assets and liabilities in the Northeast and West segments, respectively, that were acquired from a joint venture the company closed out during the three months ended January 31, 2026.

(3) Includes 71 homes and $54.7 million and 49 homes and $32.9 million of contract backlog related to the assets and liabilities in the Northeast and Southeast segments, respectively, that were contributed to a joint venture the company entered into during the three months ended January 31, 2026.

(4) Includes 8 homes and $5.0 million of contract backlog related to the assets and liabilities in the West segment that were contributed to a joint venture the company entered into during the three months ended January 31, 2025.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “(Loss) income from unconsolidated joint ventures”.